UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 20, 2010

BODISEN BIOTECH, INC.
(Exact name of registrant as specified in charter)

Delaware	000-31539	98-0381367
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

Room 2001, FanMei Building
No. 1 Naguan Zhengjie
Xi’an, Shaanxi 710068
People’s Republic of China
(Address of principal executive offices) (Zip Code)

011-86-29-87074957
(Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On August 20, 2010, the management of Bodisen Biotech, Inc. (the “Company”), preliminarily determined that the Company’s financial statements for the periods ended March 31, 2010, June 30, 2010, and the fiscal year ended December 31, 2009, which are included in the Company’s Forms 10-Q and 10-K for the respective periods, might contain certain errors related to the recognition of revenue.

As such, the Company’s management has concluded that its financial statements which are included in the Company’s Forms 10-Q for the periods ended March 31, 2010 and June 30, 2010 and Form 10-K for the fiscal year ended December 31, 2009, respectively, did not properly recognize revenue in accordance with United States generally accepted accounting principles, and, as a result, should not be relied upon.

The Company will restate its financial statements for the three and six month periods ended March 31, 2010, June 30, 2010, respectively, and the fiscal year ended December 31, 2009, to correct the errors noted above and will file amendments to the Company’s Forms 10-Q and 10-K for the relevant periods as soon as practicable.

Management has apprised the Company’s board of directors and has discussed the matters in this Report with its independent registered accounting firm.

Item 9.01	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2010	BODISEN BIOTECH, INC.

	By:	/s/ Bo Chen
Bo Chen
Chief Executive Officer